UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

December 21, 2006

WINN-DIXIE STORES, INC.

(Exact name of registrant as specified in its charter)

Florida	1-3657	59-0514290
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

5050 Edgewood Court, Jacksonville, Florida	32254-3699
(Address of principal executive offices)	(Zip Code)

(904) 783-5000

(Registrant’s telephone number, including area code)

Unchanged

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

(e)

Equity Incentive Plan

On December 21, 2006, as contemplated by the plan of reorganization confirmed by the United States Bankruptcy Court on November 9, 2006 and previously filed with the Securities and Exchange Commission (the “SEC”), the Winn-Dixie Stores, Inc. Equity Incentive Plan (the “Plan”) for participating employees and members of management of Winn-Dixie Stores, Inc. (the “Company”) was approved by the Board of Directors and became effective as of December 21, 2006. The material terms of the Plan are described below.

General

The Plan provides for the grant of options (including incentive stock options and nonqualified stock options), stock appreciation rights, restricted stock, restricted stock units, stock- or cash-based performance awards, and other stock-based awards. Awards may be granted to officers, employees, non-employee directors, consultants or independent contractors.

The Compensation Committee of the Company’s Board of Directors (the “Committee”) is responsible for administering the Plan and has the authority in its sole discretion to exercise all the powers and authorities granted to it under the Plan or necessary or advisable in administration of the Plan. Such authority includes selecting award recipients, establishing all award terms and conditions, determining the terms and provisions of award agreements, construing and interpreting the Plan and any awards thereunder and amending, prescribing and rescinding rules and regulations related to the Plan.

The Plan continues in full force and effect, subject to the right of the Company’s Board of Directors to terminate the Plan as described below, until all shares have been delivered under the Plan and all restrictions on such shares have lapsed, provided that no award may be granted under the Plan more than ten years after the effective date of the Plan.

5,400,000 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), are available for issuance to participants under the Plan (“Total Authorized Shares”). No more than 2,160,000 of the Total Authorized Shares may be awarded under the Plan in the aggregate in respect of awards other than options and stock appreciation rights. If any shares of Common Stock subject to an award are forfeited, cancelled, exchanged, surrendered or if an award terminates or expires without a distribution of shares to the grantee, the applicable number of shares with respect to such award shall again be available for awards under the Plan.

No more than 2,160,000 shares of stock may be subject to awards of options and stock appreciation rights to an individual in any consecutive twelve month period. No more than 2,160,000 shares of stock may be made subject to awards other than awards of options and stock appreciation rights granted to an individual in any consecutive twelve month period. No more than 2,700,000 shares of stock may be issued pursuant to the exercise of incentive stock options.

Stock Options

The exercise price for each option may be determined by the Committee, but, except for outstanding awards assumed, converted or replaced in connection with a corporate transaction, in no event shall be less than the fair market value of a share of stock on the date of the grant of such option. Options shall be exercisable over the exercise period (which shall not exceed seven years from the date of grant) at such times and upon such conditions as the Committee may determine, as reflected in the award agreement. An option may be exercised to the extent of any or all full shares of stock as to which the option has become exercisable, by giving written notice of such exercise to the Committee or its designated agent.

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Stock Appreciation Rights

The Committee may grant stock appreciation rights independently or in tandem with an option at the time of grant of the related option. A stock appreciation right granted in tandem with an option shall be exercisable only to the extent the underlying option is exercisable. The grant price for an independent stock appreciation right may be determined by the Committee but must be in no event less than the fair market value of a share of stock on the date of grant of such stock appreciation right. The grant price of tandem stock appreciation rights shall be equal to the exercise price of the underlying option.

The term of a stock appreciation right shall be determined by the Committee, but no stock appreciation right shall be exercisable later than ten years from the date of the grant, and no stock appreciation right granted to an employee of the Company or a subsidiary thereof shall vest prior to the first anniversary of the grant date, provided that the Committee shall have the authority to accelerate the exercisability of any outstanding stock appreciation right at such time and under such circumstances as it in its sole discretion deems appropriate.

Upon exercise, the stock appreciation right shall confer on the grantee the right to receive an amount, with respect to each share subject thereto, equal to the excess of the fair market value of one share of stock on the date of exercise over the grant price of the stock appreciation right.

Restricted Stock and Restricted Stock Units

The Committee may grant restricted stock with such restrictions as it may determine in its discretion. Except to the extent restricted under an award agreement related to restricted stock, a grantee shall have all of the rights of a stockholder, including the right to vote restricted stock and receive dividends. An award of restricted stock units may provide the grantee with the right to receive dividend equivalent payments but shall not give the grantee voting rights with respect to the restricted stock units.

Performance Awards

The Committee may grant performance awards, which may be denominated in cash or shares of Common Stock and payable in either cash, shares of Common Stock or in a combination of both, contingent on the achievement of performance goals which relate to performance periods of not less than one fiscal year. The Committee shall determine the terms and conditions of such awards, provided that the maximum cash-based award, whether payable in cash or in shares of Common Stock, any grantee may receive for any performance period is $5 million.

Other Stock-Based Awards

The Committee may grant other stock-based awards not otherwise described by the Plan in such amounts and subject to such terms and conditions as the Committee may determine.

Adjustments in Authorized Shares

In the event that any dividend or other distribution, recapitalization, stock split, reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase or share exchange, or other similar corporate transaction or event affects the Common Stock such that an adjustment is appropriate to prevent dilution or enlargement of the rights of grantees, the Committee shall make such equitable changes or adjustments to any of the following in order to prevent such dilution or enlargement of rights: (i) the maximum number and kind of shares of Common Stock or other property that may be issued in connection with awards, (ii) the maximum number of shares of Common Stock that may be made subject to awards to any individual, (iii) the number and kind of shares of Common Stock or other property issued or issuable in respect of outstanding awards, (iv) the exercise price, grant price or purchase price for any award and (v) the performance goals applicable to outstanding awards.

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Change in Control

Upon a change in control, as defined in the Plan, except to the extent that an outstanding award is assumed or substituted and unless determined otherwise in an award agreement, all awards shall become fully vested and exercisable; the restrictions, payment conditions and forfeiture conditions applicable to any award shall lapse; and any performance conditions imposed on any award shall be deemed fully achieved. Upon a change in control in which the consideration paid to shareholders is solely cash, the Committee may in its discretion provide that each award be cancelled in exchange for payment equal to the excess in consideration paid per share of Common Stock in the change in control over the exercise or purchase price per share of Common Stock subject to the award, all multiplied by the number of shares granted under the option or stock appreciation right.

Amendment, Modification, Suspension and Termination

The Board of Directors may at any time and from time to time alter, amend, suspend or terminate the Plan in whole or in part; provided that, unless otherwise determined by the board, an amendment that results in a repricing, as defined in the Plan, and an amendment that requires shareholder approval under any law, regulation or stock exchange rule shall not be effective unless approved by the requisite vote of shareholders.

This description of the Plan is qualified in its entirety by reference to the full text of the Plan, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

10.1	Winn-Dixie Stores, Inc. Equity Incentive Plan, dated as of December 21, 2006

10.2	Winn-Dixie Stores, Inc. Equity Incentive Plan Form of Non-Qualified Stock Option Award Agreement

10.3	Winn-Dixie Stores, Inc. Equity Incentive Plan Form of Restricted Stock Unit Award Agreement

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 21, 2006	Winn-Dixie Stores, Inc.

	By:	/s/ Peter L. Lynch
Peter L. Lynch
President and Chief Executive Officer

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